EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors

Liquidmetal Technologies, Inc.

We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated February 23, 2006 on Management’s Report on Internal Control Over Financial Reporting as of December 31, 2005 included in this Form 10-K/A (Amendment #2), into the Company’s previously filed Registration Statement (File No. 333-101447).

/s/ Choi, Kim, Park, LLP
Los Angeles, California
April 25, 2006